Eastman Announces First-Quarter 2016 Financial Results

KINGSPORT, Tenn., April 28, 2016 - Eastman Chemical Company (NYSE:EMN) today announced earnings, excluding non-core items, of $1.71 per diluted share for first quarter 2016 versus $1.84 per diluted share for first quarter 2015. Reported earnings were $1.69 per diluted share for first quarter 2016 versus $1.14 per diluted share for first quarter 2015. For detail of the excluded items and reconciliation to reported company and segment earnings, see Tables 3A and 4.

“Our solid first-quarter earnings demonstrate the resilience of our portfolio in the face of a challenging global business environment,” said Mark Costa, chairman and CEO. “We are focused on driving results for stockholders through strong growth from our high value, innovative products as well as disciplined cost management.  We remain confident in our long term strategy to win with our specialty products in attractive end markets."

(In millions, except per share amounts)	1Q2016	1Q2015
Sales revenue	$2,236	$2,443
Earnings per diluted share	$1.69	$1.14
Earnings per diluted share excluding non-core items*	$1.71	$1.84
Net cash provided by operating activities	$47	$91

*For reconciliation to reported company and segment earnings, see Tables 3A and 4.

Corporate Results 1Q 2016 versus 1Q 2015

Sales revenue for first quarter 2016 was $2.2 billion versus $2.4 billion for first quarter 2015, primarily due to a decline in Chemical Intermediates. Excluding the non-core items described in Tables 3A and 4, first-quarter 2016 operating earnings were $406 million compared with $435 million for first quarter 2015 as an increase in Advanced Materials was more than offset by a decline in Chemical Intermediates. Reported first-quarter 2016 operating earnings were $399 million compared with $311 million for first quarter 2015.

Segment Results 1Q 2016 versus 1Q 2015

Additives & Functional Products - Sales revenue decreased primarily due to lower selling prices attributed to lower raw material and energy costs and competitive pressure for certain products, particularly in Asia Pacific. Excluding a non-core item in first quarter 2016, operating earnings decreased to $151 million for first quarter 2016 compared with $157 million for first quarter 2015, primarily due to an unfavorable shift in foreign currency exchange rates.

Advanced Materials - Sales revenue increased due to higher sales volume of premium products, including Eastman Tritan® copolyester and Saflex® acoustic interlayers. This was partially offset by lower selling prices, primarily for copolyesters, attributed to lower raw material and energy costs. Excluding a non-core item in first quarter 2015, operating earnings increased to $108 million for first quarter 2016 compared with $75 million for first quarter 2015 primarily due to higher sales volume and improved product mix of premium products and lower unit costs due to higher capacity utilization.

Chemical Intermediates - Sales revenue decreased primarily due to lower selling prices attributed to lower raw material and energy costs and continued competitive pressure resulting from weak demand in Asia Pacific. Operating earnings decreased to $67 million for first quarter 2016 compared to $118 million for first quarter 2015 due to lower selling prices more than offsetting lower raw material and energy costs.

Fibers - Sales revenue decreased primarily due to lower acetyl chemical sales volume and lower acetate tow selling prices, mostly offset by higher acetate tow sales volume. Lower acetyl chemical sales volume was due to lower cost internal sourcing of cellulose acetate flake raw materials rather than from the joint venture in Kingsport. Higher acetate tow sales volume was attributed to customer buying patterns. Excluding a non-core item in first quarter 2015, operating earnings decreased to $86 million for first quarter 2016 compared with $90 million for first quarter 2015 as lower selling prices were partially offset by higher acetate tow sales volume, lower raw material and energy costs, and reduced operating costs resulting from recent actions.

Cash Flow

Eastman generated $47 million in cash from operating activities during first quarter 2016. Strong earnings were partially offset by a seasonal increase in working capital. Priorities for uses of available cash include payment of the quarterly dividend, repayment of debt, funding targeted growth initiatives, and repurchasing shares.

Outlook

Commenting on the outlook for full-year 2016, Costa said: “Our solid first-quarter earnings demonstrate that we continue to benefit from strong growth of high value, innovative specialty products. We are also benefitting from the actions we have taken to accelerate our innovation and market development activities and to significantly increase our cost reduction efforts. However, we face increasing competitive pressures from slow global economic growth, low oil prices, and weaker Asian and European currencies. On balance, we continue driving hard to deliver 2016 earnings per share that approach 2015 earnings per share.” Non-core and any unusual or non-recurring items are excluded from the earnings per share projection.

Eastman will host a conference call with industry analysts on April 29, 2016 at 8:00 a.m. ET. To listen to the live webcast of the conference call and view the accompanying slides, go to www.investors.eastman.com, Events & Presentations. To listen via telephone, the dial-in number is 913-312-0962, passcode number 4665956. A web replay, a replay in downloadable MP3 format, and the accompanying slides will be available at www.investors.eastman.com, Events & Presentations. A telephone replay will be available continuously from 11:00 a.m. ET, April 29, to 11:00 a.m. ET, May 9, at 888-203-1112 or 719-457-0820, passcode 4665956.

Forward-Looking Statements: This news release includes forward-looking statements concerning current expectations for future global economic conditions; competitive position and acceptance of specialty products in key markets; mix of products sold; foreign currency exchange rates; raw material and energy prices and costs, and other costs; non-core and any unusual or non-recurring costs, charges, income, and gains; and revenue, earnings, and cash flow for full year 2016. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company's filings with the Securities and Exchange Commission, including the Form 10-K filed for 2015 available, and the Form 10-Q to be filed for first quarter 2016 and to be available, on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

Eastman is a global specialty chemical company that produces a broad range of products found in items people use every day. With a portfolio of specialty businesses, Eastman works with customers to deliver innovative products and solutions while maintaining a commitment to safety and sustainability. Its market-driven approaches take advantage of world-class technology platforms and leading positions in attractive end-markets such as transportation, building and construction and consumables. Eastman focuses on creating consistent, superior value for all stakeholders. As a globally diverse company, Eastman serves customers in approximately 100 countries and had 2015 revenues of approximately $9.6 billion. The company is headquartered in Kingsport, Tennessee, USA and employs approximately 15,000 people around the world. For more information, visit www.eastman.com.

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Contacts:

Media:  Tracy Kilgore
423-224-0498 / tjkilgore@eastman.com

Investors:  Greg Riddle
212-835-1620 / griddle@eastman.com

FINANCIAL INFORMATION
April 28, 2016

For Eastman Chemical Company First Quarter 2016 Financial Results Release

Table 1 – Statements of Earnings

	First Quarter
(Dollars in millions, except per share amounts; unaudited)	2016	2015
Sales	$2,236	$2,443
Cost of sales	1,602	1,787
Gross profit	634	656
Selling, general and administrative expenses	183	180
Research and development expenses	54	56
Asset impairments and restructuring (gains) charges, net	(2)	109
Operating earnings	399	311
Net interest expense	64	66
Other charges (income), net	12	(11)
Earnings before income taxes	323	256
Provision for income taxes	72	84
Net earnings	251	172
Less: net earnings attributable to noncontrolling interest	—	1
Net earnings attributable to Eastman	$251	$171

Basic earnings per share attributable to Eastman	$1.70	$1.15
Diluted earnings per share attributable to Eastman	$1.69	$1.14

Shares (in millions) outstanding at end of period	147.8	148.7
Shares (in millions) used for earnings per share calculation
Basic	147.8	148.7
Diluted	148.8	149.7

Table 2A – Segment Sales Information

	First Quarter
(Dollars in millions, unaudited)	2016	2015
Sales by Segment
Additives & Functional Products	$737	$804
Advanced Materials	589	561
Chemical Intermediates	620	782
Fibers	280	284
Total Sales by Segment	2,226	2,431
Other	10	12
Total Eastman Chemical Company	$2,236	$2,443

Table 2B – Sales Revenue Change

	First Quarter 2016 Compared to First Quarter 2015
(Unaudited)		Change in Sales Revenue Due To
	Revenue % Change	Volume / Product Mix Effect	Price Effect	Exchange Rate Effect

Additives & Functional Products	(8)%	1%	(8)%	(1)%
Advanced Materials	5%	9%	(3)%	(1)%
Chemical Intermediates	(21)%	(3)%	(17)%	(1)%
Fibers	(1)%	4%	(5)%	—%

Total Eastman Chemical Company	(8)%	2%	(9)%	(1)%

Table 2C – Sales by Customer Location

	First Quarter
(Dollars in millions, unaudited)	2016	2015
Sales by Customer Location
United States and Canada	$1,006	$1,160
Asia Pacific	495	517
Europe, Middle East, and Africa	612	625
Latin America	123	141
Total Eastman Chemical Company	$2,236	$2,443

Table 3 - Segment, Other, and Company Non-GAAP Operating Earnings (Loss) (1)

	First Quarter
(Dollars in millions, unaudited)	2016	2015
Additives & Functional Products	$151	$157
Advanced Materials	108	75
Chemical Intermediates	67	118
Fibers	86	90
Total segment operating earnings excluding non-core items	$412	$440
Total Other	(6)	(5)
Total operating earnings excluding non-core items	$406	$435

(1)	For identification of excluded non-core items and reconciliations to GAAP operating earnings, see Table 3A.

Table 3A - Segment, Other, and Company Non-GAAP Operating Earnings (Loss) Reconciliations

	First Quarter
(Dollars in millions, unaudited)	2016	2015
Additives & Functional Products
Operating earnings	$153	$157
Asset impairments and restructuring gains, net (1)	(2)	—
Excluding non-core items	151	157
Advanced Materials
Operating earnings	108	68
Additional costs of acquired inventories (2)	—	7
Excluding non-core item	108	75
Chemicals Intermediates
Operating earnings	67	118
Fibers
Operating earnings	86	(7)
Asset impairments and restructuring charges, net (2)	—	97
Excluding non-core items	86	90
Other
Operating earnings	(15)	(25)
Acquisition integration and transaction costs (2)(3)	9	8
Asset impairments and restructuring charges, net (2)	—	12
Excluding non-core items	(6)	(5)

Total Eastman Chemical Company
Operating earnings	399	311
Acquisition integration and transaction costs	9	8
Asset impairments and restructuring (gains) charges, net	(2)	109
Additional costs of acquired inventories	—	7
Total operating earnings excluding non-core items	$406	$435

Company Non-GAAP Operating Earnings Reconciliations by Line Items
Operating earnings	$399	$311
Costs of sales	—	7
Selling, general and administrative expenses	9	8
Asset impairment and restructuring (gains) charges, net	(2)	109
Total operating earnings excluding non-core items	$406	$435

(1)	Gain of $2 million for the sale of previously impaired assets at the Crystex® research and development facility in France.

(2)	See "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Annual Report on Form 10-K for 2015 for descriptions of 2015 non-core items.

(3)
First quarter 2016 transaction cost is for final resolution of the 2011 Sterling Chemical, Inc. acquisition purchase price and integration costs are for the Commonwealth Laminating & Coating, Inc. business acquired in December 2014. These costs are included in selling, general and administrative expenses in the Statements of Earnings.

Table 4 – Operating Earnings, Earnings, and Earnings Per Share Non-GAAP Reconciliations

	First Quarter 2016
	Operating Earnings	Earnings Before Income Taxes	Net Earnings Attributable to Eastman
(Dollars in millions, except per share amounts, unaudited)			After Tax(1)	Per Diluted Share
As reported	$399	$323	$251	$1.69
Non-Core Items:
Acquisition integration and transaction costs (2)	9	9	5	0.03
Cost of disposition of claims against discontinued Solutia operations (3)	—	5	3	0.02
Asset impairments and restructuring gains, net (2)	(2)	(2)	(4)	(0.03)
Excluding non-core items	$406	$335	$255	$1.71

	First Quarter 2015
	Operating Earnings	Earnings Before Income Taxes	Net Earnings Attributable to Eastman
(Dollars in millions, except per share amounts, unaudited)			After Tax(1)	Per Diluted Share
As reported	$311	$256	$171	$1.14
Non-Core Items:
Asset impairments and restructuring charges, net (2)	109	109	96	0.64
Acquisition integration and transaction costs (2)	8	8	5	0.03
Additional costs of acquired inventories (2)	7	7	4	0.03
Excluding non-core items	$435	$380	$276	$1.84

(1)	Excluding the tax impact of non-core items, first quarter 2016 and 2015 effective tax rates were 24 percent and 27 percent, respectively.

(2)	See Table 3A for description of asset impairments and restructuring (gains), net, acquisition integration and transaction costs, and additional costs of acquired inventories.

(3)	Cost of disposition of claims against operations that were discontinued by Solutia Inc. prior to the Company's acquisition of Solutia in 2012 included in other charges (income), net.

Table 5 – Statements of Cash Flows

	First Quarter
(Dollars in millions)	2016	2015
Operating activities
Net earnings	$251	$172
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	147	145
Asset impairment charges	—	89
Provision for deferred income taxes	9	16
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Increase in trade receivables	(144)	(91)
(Increase) decrease in inventories	(2)	21
Decrease in trade payables	(62)	(108)
Pension and other postretirement contributions in excess of expenses	(19)	(23)
Variable compensation in excess of expenses	(109)	(80)
Other items, net	(24)	(50)
Net cash provided by operating activities	47	91
Investing activities
Additions to properties and equipment	(110)	(125)
Proceeds from sale of assets	6	4
Acquisitions, net of cash acquired	(21)	—
Other items, net	(1)	(1)
Net cash used in investing activities	(126)	(122)
Financing activities
Net increase in commercial paper borrowings	82	93
Repayment of borrowings	(10)	—
Dividends paid to stockholders	(68)	(59)
Treasury stock purchases	(20)	(26)
Dividends paid to noncontrolling interest	—	(2)
Proceeds from stock option exercises and other items, net	4	11
Net cash (used in) provided by financing activities	(12)	17
Effect of exchange rate changes on cash and cash equivalents	—	(4)
Net change in cash and cash equivalents	(91)	(18)
Cash and cash equivalents at beginning of period	293	214
Cash and cash equivalents at end of period	$202	$196

Table 5A – Net Cash Provided By Operating Activities to Free Cash Flow Reconciliations

	First Quarter
(Dollars in millions, unaudited)	2016	2015
Net cash provided by operating activities	$47	$91
Additions to properties and equipment	(110)	(125)
Free Cash Flow	$(63)	$(34)

Table 6 – Selected Balance Sheet Items

	March 31,	December 31,
(Dollars in millions, unaudited)	2016	2015
Cash and cash equivalents	$202	$293
Total borrowings (1)	7,078	7,008
Total Eastman stockholders' equity	4,204	3,941

(1)	Total borrowings for 2015 have been adjusted to reflect the retrospective adoption of Accounting Standards Update 2015-03 to simplify the presentation of debt issuance costs.